UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2004

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5904 Richmond Highway, Suite 300, Alexandria, VA 22309
(Address of principal executive offices) (Zip Code)

(703) 329-9400

(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

On July 28, 2004, Analex Corporation (the “Company” or “Analex”) issued a press release announcing that it has entered into a settlement agreement and mutual release with Swales and Associates, Inc. (“Swales”), which resolves all claims, including a litigation matter, between the parties.

On July 29, 2004, Analex issued two separate press releases, one announcing that the 2004 Annual Stockholders’ Meeting will be held on September 15, 2004, and the other announcing its financial results for the fiscal quarter ended June 30, 2004.

Item 7. Financial Statements and Exhibits

(c) Attached as Exhibit 99.1 is the press release issued by Analex on July 28, 2004 announcing the settlement with Swales. Attached as Exhibit 99.2 is the press release issued by Analex on July 29, 2004 announcing the date of its 2004 Annual Stockholders’ Meeting. Attached as Exhibit 99.3 is the press release issued by Analex on July 29, 2004 announcing its financial results for the fiscal quarter ended June 30, 2004.

Item 12. Results of Operations and Financial Condition

The press release on Exhibit 99.3 discloses certain financial measures, specifically earnings before interest and taxes (EBIT), earnings before interest, taxes and amortization (EBITA), and earnings before interest, taxes, depreciation and amortization (EBITDA) that are considered non-GAAP financial measures under applicable SEC rules. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The non-GAAP financial measures included in the press release have been reconciled to the most directly comparable GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures.

EBIT, EBITA and EBITDA are widely used measures of operating performance. They are presented as supplemental information that management of Analex believes is useful to investors to evaluate the Company’s results because they exclude certain items that are not directly related to the Company’s core operating performance. EBIT is calculated by adding back net interest expense and income tax expense to net income. EBITA is calculated by adding back net interest expense, income tax expense and amortization to net income. EBITDA is calculated by adding back net interest expense, income taxes, depreciation and amortization to net income. EBIT, EBITA and EBITDA should not be considered as substitutes either for net income, as indicators of Analex’s operating performance, or for cash flow, as measures of Analex’s liquidity. In addition, because EBIT, EBITA and EBITDA are not calculated identically by all companies, the Company’s presentation of EBIT, EBITA and EBITDA may not be comparable to other similarly titled measures of other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date: July 30, 2004	By:	/s/ Sterling E. Phillips, Jr.
Sterling E. Phillips, Jr.
Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99.1	Press release dated July 28, 2004 announcing the settlement with Swales and Associates, Inc.
99.2	Press release dated July 29, 2004 announcing the date of the 2004 Annual Stockholders’ Meeting.
99.3	Press Release dated July 29, 2004 announcing financial results for fiscal quarter ended June 30, 2004.